Exhibit 10.1

AMENDMENT #1 TO EMPLOYMENT AGREEMENT

ePlus inc. (the “Company”), a Delaware corporation, and Phillip G. Norton (the “Executive”) (collectively, “the Parties”) have previously entered into an Employment Agreement (the “Agreement”), effective September 4, 2009.  The Parties hereby agree to this Amendment #1 (“Amendment #1”)

1.             The last sentence of Section 5(b) shall be replaced with the following:

In no event will any bonus earned under this Section 5(b) be paid later than the next December 31st following the fiscal year in which the bonus was earned, unless calculation of the bonus is not administratively practicable by that date, and further delay would not violate Code Section 409A.

2.             Subsection 7(c)(5) shall be added which reads as follows:

                (5)           Any release and certification required from the Executive under the first paragraph of this Section 7(c) shall be on the form attached as Exhibit 1 unless the Company has provided Executive a different form on or before his termination of employment.  The applicable release and certification must be signed and returned by Executive to the Company within twenty one (21) days of the date of termination of employment and not revoked in order for Executive to be entitled to payments under Section 7(c).  Except as provided by subsection 7(c)(4), provided the requirements of this subsection are met, any lump sum payment due Executive under subsection 7(c)(1), (2),  or (3) shall be paid on the last day of the thirty (30) day, sixty (60) day or other applicable period in which the Company may make such payment in compliance with the applicable provision.

3.             Sample Release and Certification

The Sample Release included as Exhibit 1 to the Agreement shall be amended to include the following as the penultimate sentence:

Employee hereby certifies he has complied with Sections 8, 9, 10, 11 and 12 of his Employment Agreement (confidentiality, intellectual property, non-compete, non-solicit, conflict of interest and return of property provisions).

4.             Section 5(a) shall be replaced in its entirety with the following:

(a)
From the date of this agreement through September 30, 2010, Executive shall receive a base annual salary of Five Hundred Thousand Dollars ($500,000).  Beginning October 1, 2010, Executive shall receive a base annual salary of Five Hundred Sixty Thousand Dollars ($560,000).

No other provision of the Agreement is affected by this Amendment #1.

/s/ C. Thomas Faulders	/s/ Phillip G. Norton
C. Thomas Faulders	Phillip G. Norton
Lead Independent Director, ePlus inc.	CEO and President
Date: September 14, 2010	Date: September 14, 2010